Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of PowerSecure International, Inc. of our report dated April 26, 2013 on the financial statements of Solais Lighting, Inc., appearing in the Current Report on Form 8-K/A of PowerSecure International, Inc. filed with the Securities and Exchange Commission on April 26, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ Fiondella, Milone & LaSaracina LLP

Glastonbury, Connecticut

April 26, 2013